BLACK HILLS CORPORATION


TO


CHEMICAL BANK,


As Trustee



__________________________


THIRTY FIRST


SUPPLEMENTAL INDENTURE


Dated as of July 1, 1995


__________________________


Supplemental to Indenture of Mortgage and Deed of Trust Dated as of September 1, 1941



First Mortgage Bonds, Series AD,
6.50%, due July 15, 2002

    THIRTY FIRST SUPPLEMENTAL INDENTURE, dated as of the 1st day of July, 1995, between Black Hills Corporation (which was formerly named Black Hills Power and Light Company and which now operates its electric utility operations under the assumed name of Black Hills Power and Light Company), a corporation organized and existing under the laws of the State of South Dakota (hereinafter called the "Company"), party of the first part, and Chemical Bank, a corporation organized and existing under the laws of the State of New York, as Trustee under the Indenture hereinafter mentioned (hereinafter called the "Trustee"), party of the second part.

    WHEREAS, in order to secure an authorized issue of First Mortgage Bonds of the Company, the Company has executed and delivered an Indenture of Mortgage and Deed of Trust to Central Hanover Bank and Trust Company (the successor by various mergers of which is Chemical Bank), as Trustee, dated September1, 1941, hereinafter referred to as the "Original Indenture," and has also executed and delivered to said Trustee and its predecessors, as Trustee, various Supplemental Indentures supplementing and/or modifying the Original Indenture, respectively dated as follows:

         First Supplemental Indenture               July 15, 1945
         Second Supplemental Indenture              January 15, 1948
         Third Supplemental Indenture               January 15, 1949
         Fourth Supplemental Indenture              March 1, 1950
         Fifth Supplemental Indenture               March 1, 1952
         Sixth Supplemental Indenture               July 1, 1956
         Seventh Supplemental Indenture             May 1, 1957
         Eighth Supplemental Indenture              May 1, 1959
         Ninth Supplemental Indenture               April 1, 1960
         Tenth Supplemental Indenture               August 1, 1960
         Eleventh Supplemental Indenture            June 1, 1961
         Twelfth Supplemental Indenture             October 1, 1962
         Thirteenth Supplemental Indenture          May 1, 1963
         Fourteenth Supplemental Indenture          June 1, 1969
         Fifteenth Supplemental Indenture           June 15, 1974
         Sixteenth Supplemental Indenture           August 1, 1974
         Seventeenth Supplemental Indenture         July 15, 1975
         Eighteenth Supplemental Indenture          May 1, 1976
         Nineteenth Supplemental Indenture          February 15, 1977
         Twentieth Supplemental Indenture           April 1, 1977
         Twenty First Supplemental Indenture        June 1, 1977
         Twenty Second Supplemental Indenture       July 14, 1982
         Twenty Third Supplemental Indenture        September 1, 1986
         Twenty Fourth Supplemental Indenture       April 13, 1987
         Twenty Fifth Supplemental Indenture        June 15, 1988
         Twenty Sixth Supplemental Indenture        May 15, 1991
         Twenty Seventh Supplemental Indenture      June 1, 1991
         Twenty Eighth Supplemental Indenture       March 15, 1995
         Twenty Ninth Supplemental Indenture        September 1, 1994
         Thirtieth Supplemental Indenture           February 1, 1995;
and

    WHEREAS, pursuant to the provisions of the Original
Indenture as amended, hereinafter referred to as "Indenture,"
First Mortgage Bonds have been duly issued and are presently outstanding and secured by the Indenture as follows:



                                                        Principal Amount
         Series                                         Outstanding

         Series O, 8.05%, due June 1, 1999              $  4,850,000
         Series X, 8.375%, due October 1, 1998             2,675,000
         Series Y, 9.49%, due June 15, 2018                6,000,000
         Series Z, 9.35%, due May 29, 2021                35,000,000
         Series AA, 9.00%, due September 1, 2003           9,932,227
         Series AB, 8.30%, due September 1, 2024          45,000,000
         Series AC, 8.06%, due February 1, 2010           30,000,000
                                                         -----------
                                                        $133,457,227

; and

    WHEREAS, as permitted by the Indenture, the Company, by resolutions of its Board of Directors duly adopted, has determined to create a new series of bonds to be known as its "First Mortgage Bonds, Series AD, 6.50%, due July 15, 2002" (herein called "Series AD Bonds"), to be initially authenticated and delivered in the aggregate principal amount of $15,000,000 in the form, having the characteristics and being entitled to the benefits as in the Indenture or as in this Supplemental Indenture provided; and

    WHEREAS, the Company, in exercise of the powers and authority conferred upon and reserved to it under and by virtue of the provisions of the Indenture, and particularly the provisions contained in Articles Two and Seventeen thereof, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Thirty First Supplemental Indenture in the form hereof (herein sometimes referred to as "this Supplemental Indenture") for the purposes herein provided; and

    WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

    NOW THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, in order to better secure the payment both of the principal of and interest on all Bonds issued under the Indenture and that may be issued under this or any other indentures supplemental thereto, according to their tenor and effect, and the performance by the Company of all the covenants and conditions herein and therein contained, and in order to establish the terms of the Series AD Bonds, hereby further covenants and agrees to and with the Trustee and its successors in the trust under the Indenture for the benefit of all those who shall from time to time hold the Series AD Bonds as follows:

    The Company does hereby ratify and confirm its Mortgage and Pledge to the Trustee of that property, real, personal and mixed described in the Indenture as being subject to the Mortgage and does hereby mortgage and set over unto the Trustee, and to its successors and assigns the following described real property which was acquired by the Company since the date of execution and delivery of the last Supplemental Indenture and not heretofore specifically described in the Indenture and which is to be used in its Electric Business:

LANDS IN PENNINGTON COUNTY, SOUTH DAKOTA

One square acre (208' x 208') in the Northwest corner of Section
Twenty-eight (28), Township One (1) North, Range Seven (7) East of the Black Hills Meridian, and


LANDS IN LAWRENCE COUNTY, SOUTH DAKOTA

Lot Two (2) of Tract Z, being a portion of M.S. 681 and M.S. 1208, all located in the Southeast Quarter (SE 1/4) of Section Twenty-three (23), Township Five (5) North, Range Three (3) East, Black Hills Meridian, City of Deadwood, according to Plat filed in Document No. 95-1064, but not including (i) those property interests described in the following granting clauses of the Original Indenture: Eleventh-- Certain Contracts, Twelfth--Leases and Thirteenth--Franchises which were deleted from the Indenture and the property described therein released from the lien of the Indenture by the Twenty Eighth Supplemental Indenture and (ii) Excepted Property as described in Section 1.03 of the Twenty Eighth Supplemental Indenture;

    TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

    IN TRUST, NEVERTHELESS, for the same purposes and upon the same trusts, terms and conditions, and subject to and with the same provisions and covenants as are set forth in the Indenture (as amended by this Supplemental Indenture) with the same effect in all respects as if the property and rights herein described and herein conveyed to the Trustee had, at the time of the execution and delivery of the Original Indenture, been owned by the Company and had been specifically and at length described in and conveyed to the Trustee by the Original Indenture as a part of the property therein stated to be conveyed.


ARTICLE ONE

Series AD Bonds, 6.50%

    SECTION 1.01. There is hereby created a series of Bonds, known as and entitled "First Mortgage Bonds, Series AD, 6.50%, due July 15, 2002", and the form thereof shall be as provided in this Supplemental Indenture.

    The aggregate principal amount of Series AD Bonds which may be authenticated and delivered and outstanding under the Indenture and this Supplemental Indenture shall be limited in aggregate principal amount to $15,000,000, except as provided under Section 2.12 of the Indenture. The Series AD Bonds shall bear interest at the rate of 6.50% per annum until the principal thereof becomes due and payable and shall bear interest on overdue principal (including any overdue mandatory prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 7.50% per annum until such overdue principal, premium or interest shall be paid. The Series AD Bonds shall mature July 15, 2002.

    The Series AD Bonds shall be registered Bonds without coupons in denominations of $1,000 and any multiples of $1,000 which may be executed by the Company and delivered to the Trustee for authentication and delivery. The date of commencement of the first interest period for the Series AD Bonds shall be the date of initial authentication and delivery thereof. The Series AD Bonds shall be dated as provided in Section 2.05 of the Indenture, and shall be numbered from ADRX1 consecutively upwards. All Series AD Bonds shall bear interest from their respective issue dates. The principal and interest shall be due and payable as provided in the Bond form at Section 1.02 of this Supplemental Indenture. The principal of, premium, if any, and interest on the Series AD Bonds shall be payable at the principal corporate trust office of the Trustee, in the Borough of Manhattan, the City of New York, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. The Series AD Bonds shall be subject to redemption only as provided in Section 8.08 of the Indenture. The Series AD Bonds are not redeemable either by the Company or the Holder prior to maturity.

    Without limiting the other indemnities provided to the Trustee, the Company shall indemnify and save the Trustee harmless from any liabilities and costs incurred by the Trustee arising out of the making of the final payment when due of the principal owing on any of the Series AD Bonds without the surrender of such Bond to the Trustee.

    The Trustee is hereby appointed Registrar in respect of the Series AD Bonds, and the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, is hereby designated as the office or agency of the Company in said Borough where notices or demands in respect of Series AD Bonds may be served.

    The definitive Series AD Bonds shall be issued in such printed form as approved by the Trustee. Subject to the foregoing provisions of this Section and to the provisions of
Section 2.11 of the Indenture, all definitive Series AD Bonds shall, upon surrender thereof to the Trustee at its principal office, be exchangeable for other Bonds of the same series, in registered form and in such authorized denomination or denominations in the same aggregate principal amount, as may be requested by the holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, registered Series AD Bonds without coupons, whenever the same shall be required for any such exchange.

    SECTION 1.02. The text of the Series AD Bonds, and the certificate of authentication of the Trustee to be executed thereon, are to be substantially in the following forms, respectively:

(FORM OF SERIES AD BONDS)

No. ADRX __________
$________________


BLACK HILLS CORPORATION

FIRST MORTGAGE BOND, SERIES AD, 6.50%, DUE JULY 15, 2002

    BLACK HILLS CORPORATION (hereinafter called the "Company"), a corporation organized and existing under the laws of the State of South Dakota, for value received, hereby promises to pay to
                                              , or registered
assigns, on the 15th day of July, 2002, at the principal corporate trust office of the Trustee, in the Borough of Manhattan, The City of New York,
Dollars, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from the date hereof, at the rate of 6.50 percent, per annum (computed on the basis of a 360-day year of 12 thirty-day months), payable at said principal office of the Trustee in like coin or currency semi-annually on January 15 and July 15 in each year until the principal hereof shall have become due and payable, and thereafter if default be made in the payment of such principal and premium, if any, and on any overdue installment of interest, at the rate of 7.50 percent, per annum until such overdue principal, premium or interest shall be paid. The first interest payment shall be due January 15, 1996 and shall include interest from the date of initial authentication and delivery thereof.

    This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee, or its successor as Trustee, under the Indenture.

    This Bond is one of an authorized issue of Bonds of the Company known as its "First Mortgage Bonds", issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of September 1, 1941 executed by the Company to Central Hanover Bank and Trust Company (subsequently known as The Hanover Bank and herein, with its successor by merger, Chemical Bank, called the "Trustee"), as Trustee, as supplemented and amended by Supplemental Indentures dated as of July 15, 1945, January 15, 1948, January 15, 1949, March 1, 1950, March 1, 1952, July 1, 1956, May 1, 1957, May 1,
1959, April 1, 1960, August 1, 1960, June 1, 1961, October 1,
1962, May 1, 1963, June 1, 1969, June 15, 1974, August 1, 1974,
July 15, 1975, May 1, 1976, February 15, 1977, April 1, 1977,
June 1, 1977, July 14, 1982, September 1, 1986, April 13, 1987,
June 15, 1988, May 15, 1991, June 1, 1991, September 1, 1994,
February 1, 1995, March 15, 1995 and July 1, 1995 (said Original Indenture as so supplemented and amended being hereinafter collectively called the "Indenture"), to which Indenture and all further instruments supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of said Bonds and the coupons appurtenant to coupon Bonds, if any, and of the Trustee and of the Company in respect of such security, and the terms and conditions upon which said Bonds are and are to be issued and secured.

    As provided in the Indenture, said Bonds are issuable in series which may vary as in the Indenture provided or permitted. This Bond is one of a series of Bonds authorized by the Thirty First Supplemental Indenture and entitled "First Mortgage Bonds, Series AD, 6.50%, due July 15, 2002" (the "Series AD Bonds").

    To the extent permitted by the Indenture and as provided therein, with the consent of the Company and upon the written consent or affirmative vote of at least sixty-six and two-thirds percent in principal amount of the Bonds then outstanding and entitled to consent, and of not less than sixty-six and two-thirds percent, in principal amount of the Bonds then outstanding and entitled to consent of each series affected thereby in case one or more but less than all of the series of Bonds issued under the Indenture are so affected, the rights and obligations of the Company and of the holders of Bonds and coupons appurtenant to coupon Bonds, and the terms and provisions of the Indenture and of any instrument supplemental thereto may be modified from time to time, provided that no such modification or alteration shall be made which would postpone the date fixed herein or in the Indenture for the payment of the principal of, or any installment of interest on, the Bonds, or reduce the principal of, or the rate of interest payable on, the Bonds, or reduce the percentage of the principal amount of Bonds the consent of which is required for the authorization of any such modification or alteration, without the consent of all of the holders affected thereby. The rights, duties or immunities of the Trustee shall not be modified without the written consent of the Trustee.

    Pursuant to the provisions of Section 8.05 of the Indenture, the Company may request the Trustee to apply moneys deposited with the Trustee ("Trust Moneys") for various reasons toward the redemption of those Bonds, including payment of premium and accrued interest, selected by the Company. In the Thirty First Supplemental Indenture, the Company has covenanted not to request the Trustee to apply any Trust Moneys to the redemption of the Series AD Bonds prior to July 15, 2002.

    Pursuant to the provisions of Section 8.08 of the Indenture, the Series AD Bonds are further subject to redemption, in whole or in part, by the Trustee applying certain Trust Moneys which have been held by the Trustee for a period of over two years.
Any such redemption is made pro rata among the series of Bonds then outstanding in the ratio of principal amount. Redemption is at 100 percent of principal, plus any premium due at the time of redemption and accrued interest to redemption date.

    If this Bond or any portion thereof ($1,000 or a multiple) shall be duly called for redemption as provided in the Indenture, this Bond or such portion thereof shall (unless the Company shall default in the payment of the redemption price) cease to bear interest from and after the date fixed for redemption.

    Upon any partial redemption of this Bond, this Bond may, at the option of the registered holder hereof, be either (a) surrendered to the Trustee in exchange for one or more new Bonds of this Series for the principal amount of the unredeemed portion of this Bond or (b) submitted to the Trustee for notation hereon by the Trustee of the payment of the portion of the principal hereof so called for redemption.

    If an Event of Default, as defined in the Indenture, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in the Indenture.

    This Bond is transferable by the registered owner hereof in person or by attorney authorized in writing, at said principal corporate trust office of the Trustee, upon surrender for cancellation of this Bond and on payment of charges, and upon any such transfer a new Bond or Bonds, of the same series, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

    First Mortgage Bonds, Series AD, 6.50%, due July 15, 2002, are issuable as fully registered Bonds without coupons of the denominations of $1,000 and any multiple of $1,000 which may be executed by the Company and delivered to the Trustee for authentication and delivery. The Series AD Bonds, upon surrender thereof to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, are exchangeable for other Bonds of the same series in such authorized denomination or denominations in the same aggregate principal amount, as may be requested by the holders surrendering the same.

    The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof, for the purpose of receiving payment of or on account of the principal hereof and interest due hereon, and neither the Company nor the Trustee shall be affected by any notice to the contrary. Interest payable herein shall be paid to the person in whose name the Bond is registered at the close of business on January 1 or July 1 (whether or not on a business day) next preceding the interest payment date, except for defaulted interest and unmatured accrued interest on the Series AD Bonds called for redemption on a date other than an interest payment date.

    No recourse shall be had for the payment of the principal of or the interest on this Bond, or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any indenture supplemental thereto, against any incorporator, stockholder, director or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever; all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every holder hereof, as more fully provided in the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any shareholder or any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid up.


    IN WITNESS WHEREOF, the Company has caused this Bond to be signed in its name by its President or one of its Vice
Presidents, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant
Secretaries.

         Dated:                          BLACK HILLS CORPORATION,



                                         By______________________________
                                           President

ATTEST:

__________________________
Secretary


(FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

    This is one of the Bonds, of the series designated therein, described in the within mentioned Indenture.

                                CHEMICAL BANK, as Trustee,



                                By_______________________________
                                  Authorized Officer


    SECTION 1.03. The Series AD Bonds are not redeemable at the option of the Company as a whole or in part at any time.

    SECTION 1.04.  Notwithstanding the provisions of Section
10.03 of the Indenture, in case of the redemption at any time of less than all the outstanding Series AD Bonds, the particular Bonds or parts thereof to be redeemed shall be selected by the Trustee from the outstanding Series AD Bonds not previously called for redemption as nearly as practicable pro rata among the registered holders of the Series AD Bonds according to the respective principal amounts of such Bonds, provided that the portions of the principal of Series AD Bonds at any time so selected for redemption in part shall be equal to $1,000 or a multiple thereof.

    SECTION 1.05. Notwithstanding that Section 8.05 of the Indenture authorizes the Company to request the Trustee to apply Trust Moneys toward the redemption of Bonds to be selected by the Company, the Company does hereby covenant that the Company will not request the Trustee to apply any Trust Moneys to the redemption of the Series AD Bonds prior to July 15, 2002.

ARTICLE TWO

Miscellaneous Provisions

    SECTION 2.01.  The aggregate principal amount of Bonds
which, immediately after the authentication and delivery of the Series AD Bonds to be issued under this Supplemental Indenture, will be outstanding under the provisions of, and secured by, the Indenture, as amended by this Supplemental Indenture, will be $133,457,227, consisting of the Bonds of Series O, X, Y, Z, AA, AB and AC hereinbefore set forth in the second recital of this Supplemental Indenture and $15,000,000 aggregate principal amount of Series AD Bonds hereby created.

    SECTION 2.02.  The Company, by the execution hereof,
acknowledges that a true copy of this Supplemental Indenture has been delivered to and received by it.

    SECTION 2.03.  Except as amended by this Supplemental
Indenture, all the provisions, terms and conditions of the Indenture shall continue in full force and effect.

    SECTION 2.04. This Supplemental Indenture may be executed in several counterparts, all or any of which may be treated for all purposes as one original and shall constitute and be one and the same instrument.

    IN WITNESS WHEREOF, BLACK HILLS CORPORATION, party hereto of the first part, has caused this Supplemental Indenture to be executed on its behalf by its Chairman of the Board or its President or one of its Vice Presidents and its corporate seal to be hereto affixed and to be attested by its Secretary or an Assistant Secretary, and CHEMICAL BANK, party hereto of the second part, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and to be attested by a Trust Officer, all as of the day and year first above written.

                                BLACK HILLS CORPORATION


[Corporate Seal]                By /s/ Dale E. Clement
                                  Senior Vice President - Finance

ATTEST:

/s/ Roxann R. Basham
Secretary

Signed, sealed and delivered by
BLACK HILLS CORPORATION in the
presence of:

/s/ Jeanette M. Howe

/s/ Bonita A. Edwards

                                CHEMICAL BANK


[Corporate Seal]                By /s/ T. C. Knight
                                Assistant Vice President

ATTEST:

/s/ Andrew M. Deck
Trust Officer

Signed, sealed and delivered by
CHEMICAL BANK in the presence of:

/s/ Glenn G. McKeever

/s/ Francine Springer


STATE OF SOUTH DAKOTA  )
                       ) ss.:
COUNTY OF PENNINGTON   )


      On this 13th day of July, 1995, before me, Barbara Rask, the undersigned officer, personally appeared Dale E. Clement, to me personally known, who acknowledged himself to be, and being by me duly sworn, did say that he is Senior Vice President - Finance of BLACK HILLS CORPORATION, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was executed by, and signed in the name of, the corporation, by him, as such Senior Vice President - Finance and sealed on behalf of the corporation by authority of its Board of Directors for the purposes therein contained, and the said Dale E. Clement acknowledged the same as the free act and deed of said corporation.

    IN WITNESS WHEREOF, I hereunto set my hand and official seal.


My Comm. Exp. 7/25/99           /s/ Barbara Rask
[Notarial Seal]                 Notary Public



STATE OF NEW YORK                      )
                                       ) ss.:
COUNTY OF NEW YORK                     )


    On this 14th day of July, 1995, before me, Emily Fayan, the undersigned officer, personally appeared T. C. Knight, to me personally known, who acknowledged himself to be, and being by me duly sworn, did say that he is an Assistant Vice President of CHEMICAL BANK, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was executed by, and signed in the name of, the corporation, by him, as such Assistant Vice President, and sealed on behalf of the corporation by authority of its Board of Directors for the purposes therein contained, and the said T.
C. Knight acknowledged the same as the free act and deed of said corporation.

    IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                /s/ Emily Fayan
[Notarial Seal]                 Notary Public